                                                                   Exhibit 10.28

                                 AQUA-CHEM, INC.

                             1997 STOCK OPTION PLAN

                      NON-STATUTORY STOCK OPTION AGREEMENT




         THIS AGREEMENT, made and entered into as of the 9th day of September, 1998, by and between AQUA-CHEM, INC., a Delaware corporation (the
"Corporation"), and Jeffrey A. Miller (the "Optionee").

                                  WITNESSETH:

         WHEREAS, the Corporation has adopted the Aqua-Chem, Inc. Amended and Restated 1997 Stock Option Plan ("Plan"), the terms of which, to the extent not stated herein, are specifically incorporated by reference in this Agreement; and

         WHEREAS, one of the purposes of the Plan is to permit the granting of options to purchase shares of the Corporation's common Stock, $.01 par value ("Common Stock"), to certain key employees of the Corporation and its affiliates; and

         WHEREAS, the Optionee is employed by the Corporation in a key capacity, and the Corporation desires the Optionee to remain in such employ, and to provide him with the opportunity to acquire Common Stock in order to increase his incentive and personal interest in the welfare of the Corporation.

         NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions of the Plan and this Agreement, the Corporation grants to the Optionee an option ("Option") to purchase from the Corporation all or any part of the aggregate amount of forty-four thousand one hundred sixty seven (44,167) shares of Common Stock (the "Optioned Shares"). The Option is intended to and shall constitute a non-statutory stock option ("Non-statutory Option") and shall not constitute or be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"). Unless terminated earlier in accordance with the Plan to the extent not exercised, this Option shall terminate and expire ten (10) years after the date of grant. The

Options granted hereunder shall be subject to the vesting provisions set forth on Schedule A attached hereto.

       2. OPTION PRICE. The price to be paid for the Optioned Shares shall be Three and 75/100 Dollars ($3.75) per share.

       3. DESIGNATION OF BENEFICIARY. Subject to the Optionee's right to revoke or change such designation in accordance with Section 7.3 of the Plan and subject to the other terms and conditions thereof, the person whose name appears on the signature page hereof after the caption "Beneficiary" or any successor designated by the Optionee in accordance therewith shall be entitled to exercise the Option, to the extent it is exercisable, after the death of the Optionee.



       4. ADJUSTMENTS IN CHANGES IN CAPITALIZATION. In the event the Corporation declares a stock dividend, engages in a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Corporation, or other similar corporate transaction or event that effects the Common Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Plan, then the Board may, in such a manner as it may deem equitable, adjust any or all of the (i) number and type of awards of stock subject to the Plan and which thereafter may be the subject of awards under the Plan; (ii) number and type of stock subject to outstanding awards; and (iii) grant, purchase or exercise price with respect to any award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

       5. INTERPRETATION BY COMMITTEE. As a condition of the granting of the Option, the Optionee agrees, for himself and his legal representatives or guardians, that this Agreement shall be interpreted by the Committee and that any interpretation by the Committee of the terms of this Agreement and any determination made by the Committee pursuant to this Agreement shall be final, binding and conclusive.

       6. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart

         IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                       AQUA-CHEM, INC.
                                       ("CORPORATION")


                                       By:
                                          --------------------------------

                                       Title:
                                             -----------------------------

                                       By:
                                           -------------------------------
                                           James A. Kettinger


                                       Beneficiary: Jeffrey A. Miller
                                                   -----------------------
                                       Trust, U/A/D 5/10/97
                                       -----------------------------------

                                       Address of Beneficiary:
                                                              ------------
                                       31403 Sleepy Hollow Ln.
                                       -----------------------------------
                                       Beverly Hills, MI 48025
                                       -----------------------------------


                                       Beneficiary's Social Security
                                       No.: ###-##-####
                                           -------------------------------

                                   SCHEDULE A
                          ACCELERATED VESTING SCHEDULE

         The Options granted hereunder shall, subject to the continuing employment requirements of the Plan, be eligible for accelerated vesting at the rate of 8,833.4 per year as hereinafter set forth provided that the Operations Goal is achieved for the year in question. The Operations Goal will be measured in terms of the annual achievement of the projected Aqua-Chem EBITDA as hereinafter set forth:

                  FYE March 31, 1999               $23,569,000
                  FYE March 31, 2000               $33,793,000
                  FYE March 31, 2001               $38,975,000
                  FYE March 31, 2002               $46,255,000
                  FYE March 31, 2003               $51,825,000

         If in any of the above-referenced years at least 80% of the Aqua-Chem projected EBITDA for such year is not in fact earned, no vesting will occur for such year. As actual Aqua-Chem EBITDA for any year increases from 80% to 100% or more of projected Aqua-Chem EBITDA, the percentage of Options actually vesting on March 31 of such year will increase from 4,416.7 (50% of the eligible 8,833.4) to 8,833.4 (100% of the eligible 8,833.4). If on March 31 of any of the above-referenced years any of the Options eligible to vest on March 31 of such year (or March 31 of any prior year) have not vested in full due to the failure to achieve the projected Aqua-Chem EBITDA in the current year (or any prior year), then any such Options shall nevertheless again be eligible to vest on March 31 of such current year provided that cumulative Aqua-Chem EBITDA for the current year and all prior years is at least 80% of cumulative projected Aqua-Chem EBITDA. As actual cumulative Aqua-Chem EBITDA increases from 80% to 100% or more of cumulative projected Aqua-Chem EBITDA as of a given March 31, the percentage of the Options (that have not vested due to shortfalls in actual annual Aqua-Chem EBITDA) vesting on March 31 of such year will increase from 50% to 100%. The Board shall have the right to adjust the Operations Goal in the event of any acquisitions or divestitures relating to Aqua-Chem or the occurrence of any other events which, in the judgment of the Board, equitably require that such an adjustment be made.